UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 25, 2025, the board of directors of Starbucks Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to, among other things:

•Address the universal proxy rules adopted by the U.S. Securities and Exchange Commission pursuant to Rule 14a-19 of the Securities and Exchange Act of 1934;
•Make certain limited updates to the procedures and disclosure requirements for director nominations made, and business proposals submitted, by shareholders under the Company’s advance notice provisions;
•Require that a shareholder directly or indirectly soliciting proxies from other shareholders use a proxy card color other than white; and
•Make certain other technical, conforming, modernizing, or clarifying changes.

The foregoing summary description is qualified in its entirety by reference to the full text of the Bylaws, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws (as amended and restated through June 25, 2025)
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	June 30, 2025
		By:	/s/ Joshua C. Gaul
Joshua C. Gaul
vice president, assistant general counsel and corporate secretary